Confidential

July 19, 2012

Presentation to the Special Committee of the Board of Directors

Project LOTUS

Presentation

William Blair

Confidential

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of LOTUS

The following pages contain material that was prepared by William Blair & Company, L.L.C. ("William Blair") and provided to the Special Committee of the Board of Directors of LOTUS (the "Company") in connection with its consideration of a potential business combination between the Company and an acquisition vehicle of Mr. Jianquan Li and certain persons acting in concert with Mr. Jianquan Li. This presentation is for discussion purposes only and may not be relied upon by any person for any purpose except as set forth in William Blair's engagement letter with the Company. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors of the Company and not with a view toward public disclosure and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without the express written consent of William Blair. The information utilized in preparing this presentation was obtained from the Company and other public sources. William Blair has assumed and relied upon the accuracy and completeness of all such information, and the estimates and projections referred to in the next sentence, and assumes no responsibility for independent verification of such information or such estimates or projections. Any estimates and projections for the Company contained herein have been prepared by or approved by senior management of the Company, or based upon such estimates and projections, and involve numerous and significant subjective determination, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors of the Company, which is familiar with the business and affairs of the Company, neither the Company nor William Blair nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair undertakes any obligation to update or otherwise revise the accompanying materials. This presentation does not constitute an opinion and William Blair's only opinion is the opinion that is to be rendered to the Special Committee of the Board of Directors of the Company.

Confidential

Table of Contents

Confidential

Executive Summary

William Blair

Scope of Review and Analysis

- William Blair's role is to render its opinion to the Special Committee of the Board of Directors of LOTUS with respect to the fairness, from a financial point of view, to the holders (other than Parent, Merger Sub and their Affiliates and the Rollover Holders as such terms are defined in the Merger Agreement and the directors of the Company) of the outstanding common stock of the Company of the merger consideration to be received by such holders pursuant to the Agreement and Plan of Merger to be entered into by and among Parent, Merger Sub and the Company (the "Merger Agreement").
- In connection with our review of the proposed merger (the "Merger") and the preparation of our opinion, we have examined:
  - A draft of the Merger Agreement dated July 21, 2012;
  - A letter of representation as to certain factual matters and the completeness and accuracy of the information provided by senior officers of the Company in connection with this opinion;
  - Certain audited historical financial statements of the Company for the fiscal years ended September 30, 2009 through September 30, 2011;
  - Certain unaudited historical financial statements of the Company for the six month periods ended March 31, 2011 and March 31, 2012;
  - Certain internal business, operating and financial information and forecasts for the years ended September 30, 2012 through September 30, 2016 (the "Forecasts"), prepared by the senior management of the Company;
  - Financial terms of certain other transactions we deemed relevant and publicly available information;
  - The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant;
  - Current and historical market prices and trading volumes of the Company common stock; and
  - Certain other publicly available information relating to the Company and the industry in which it operates.

Key Assumptions Underlying Our Review and Analysis

- We have held discussions with members of the senior management of the Company to discuss certain of the foregoing.
- We have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.
- We have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including, without limitation, the Forecasts, and we do not assume any responsibility or liability therefore.
- We relied on the information furnished by the Company (and information available from public sources and other sources deemed reliable by William Blair) without assuming any duty of independent verification thereof.
- We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company before or after giving effect to the Merger, nor have any such valuations or appraisals been provided to us.
- We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.
- We express no opinion as to any terms or other aspects of the Merger, including, without limitation, the form or structure of the Merger, or accounting consequences thereof.
- We did not consider and express no opinion as to the amount or nature of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger consideration.
- We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

Key Assumptions Underlying Our Review and Analysis (Cont'd)

- The presentation is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date hereof. It should be understood that, although subsequent developments may affect this presentation, we do not have any obligation to update, revise or reaffirm this presentation.
- We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its counsel and accountants for legal, accounting, tax and regulatory matters and we express no opinion as to any of such advice.
- We have also assumed that the executed Merger Agreement will conform in all material respects to the last draft reviewed by us.
- In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.
- We do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger.
- In connection with our engagement, we were not requested to approach, and did not hold discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

Confidential

Summary of Valuation Analysis

William Blair performed several analyses to assist in the development of its opinion

Selected Public Companies Analysis

- Trading multiple analysis based on companies that William Blair deemed relevant

Selected Transaction Analysis

- Transaction multiple analysis based on transactions that William Blair deemed relevant

Discounted Cash Flow Analysis

- Utilized LOTUS forecasts to derive free cash flows for the Company for 2012E – 2016E. Employed a 19.0% – 25.0% range of discount rates to determine the present values of such cash flows. Estimated a terminal value by utilizing 2016E EBITDA exit multiples of 4.0x – 6.0x

Leveraged Acquisition Analysis

- Analyzed the purchase prices at which a leveraged acquisition of LOTUS could occur based on a target IRR range of 20.0% – 30.0% and 2016E EBITDA exit multiples of 4.0x – 6.0x

Premium Paid Analysis

- Reviewed the premiums derived by comparing the per share equity consideration paid to the trailing one day, one week, one month, 90 days and 180 days trading prices for 402 public targets with 100% of target equity acquired for all cash and from $50 million to $150 million in deal size since January 1, 2006

Confidential

Transaction Valuation Summary

LOTUS Transaction Value	
($ and amount in millions except per share amounts)	
Proposed Per Share Offer Price	**$ 4.50** [1]
Basic Share Count	24.4 [2]
Diluted Shares	-
Fully Diluted Share Count	24.4
Equity Value	**$ 109.8**
Reported Values at March 31, 2012	
(+) Minority Interest	0.6
(+) Debt	6.4
(-) Cash	18.6
Enterprise Value	**$ 98.2**

LOTUS Summary of Valuation	
($ in millions except per share amounts)	
One-Day Prior Share Price [5]	$ 3.40
Current Share Price [6]	$ 4.05
Proposed Per Share Offer Price	$ 4.50
Premium to One-Day Prior	*32.3%*
Premium to Current Share Price	*11.1%*
Enterprise Value	
Enterprise Value / LTM Revenue [3]	*0.59x*
Enterprise Value / 2012E Revenue [4]	*0.54x*
Enterprise Value / 2013E Revenue [4]	*0.46x*
Enterprise Value / LTM EBITDA [3]	*5.2x*
Enterprise Value / 2012E EBITDA [4]	*5.5x*
Enterprise Value / 2013E EBITDA [4]	*5.3x*
Proposed Per Share Offer Price	$ 4.50
LTM P/E [3]	*10.6x*
2012E P/E [4]	*12.2x*
2013E P/E [4]	*11.1x*

Source: Bloomberg as of July 19, 2012
(1) Merger consideration per share
(2) Calculated by using treasury method, currently no 'in the money' options
(3) LOTUS LTM results as of March 31, 2012
(4) Based on LOTUS projections
(5) Announcement date as of April 2, 2012
(6) As of July 19, 2012

Confidential

LOTUS Situation Overview

William Blair

Confidential

LOTUS Stock Price Performance – Last Twelve Months

Trading Performance



Price
Volume (thousands)
$5.00
$3.75
$2.50
$1.25
$0.00
180
135
90
45
0
Current Offer Price: $4.50
Initial Offer Price: $4.30
VWAP: $3.54
Aug 10, 2011 Reported FY2011 Q3 results
Nov 30, 2011 Reported FY2011 results
Feb 09, 2012 Reported FY2012 Q1 results
Apr 02, 2012 Receipt of non-binding going private proposal
May 10, 2012 Reported FY2012 Q2 results
Jul-19-2011
Oct-19-2011
Jan-19-2012
Apr-19-2012
Jul-19-2012

Trading Statistics

Stock Price	
Latest (Jul 19, 2012)	$4.05
LTM High (Jul 19, 2011)	$4.87
LTM Low (Jan 11, 2012)	$2.57
LTM VWAP	$3.54

Market Value and Volume	
Equity Value ($ in MM) (1)	$98.7
Enterprise Value ($ in MM) (1)	$87.1
12m Average Vol.	16,125
12m Average $ Vol.	$57,049

Source: Capital IQ and Bloomberg as of July 19, 2012

(1) The equity value and enterprise value are calculated based on the closing price as of July 19, 2012

William Blair

Confidential

LOTUS Trading Information – Last Twelve Months

Stock Price Performance and Volume – Last Twelve Months



Price
Volume (thousands)
Initial Offer price @ $4.30
Current Offer price @ $4.50
$6.00
$4.50
$3.00
$1.50
$0.00
180
135
90
45
0
Jul/11
Oct/11
Jan/12
Apr/12
Jul/12

Indexed Stock Price Performance – Last Twelve Months



Indexed Price
LOTUS (-16.8%)
S&P 500 Index (+3.8%)
160
120
80
40
0
+3.8%
-16.8%
Jul/11
Oct/11
Jan/12
Apr/12
Jul/12

Historical Trading Histogram – Last Twelve Months



• 4.0 million total shares traded
• Average Daily Volume: 16.1 thousand shares
• Volume Weighted Average Stock Price: $3.54
97.2%
Current Offer Price: $4.50
60.0%
45.0%
30.0%
15.0%
0.0%
18.5%
39.4%
29.5%
9.8%
2.8%
$2.50-$3.00
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00

Source: Capital IQ and Bloomberg as of July 19, 2012

LOTUS Trading Information – Last Three Years

Stock Price Performance and Volume - Last Three Years


Price
Volume (thousands)
Initial Offer Price @ $4.30
Current Offer Price @ $4.50
$8.00
$6.00
$4.00
$2.00
$0.00
500
375
250
125
0
Jul/09
Jan/10
Jul/10
Jan/11
Jul/11
Jan/12

Indexed Stock Price Performance – Last Three Years


Indexed Price
LOTUS (+50.0%)
S&P 500 Index (+44.7%)
400
300
200
100
0
+50.0%
+44.7%
Jul/09
Apr/10
Jan/11
Oct/11

Historical Trading Histogram – Last Three Years


21.9 million total shares traded
Average Daily Volume: 29.6 thousand shares
Volume Weighted Average Stock Price: $5.19
Current Offer Price: $4.50
40.2%
59.8%
60.0%
45.0%
30.0%
15.0%
0.0%
20.4%
19.8%
28.5%
23.6%
7.7%
$2.40-$3.45
$3.45-$4.50
$4.50-$5.55
$5.55-$6.60
$6.60-$7.65

Source: Capital IQ and Bloomberg as of July 19, 2012

Confidential

Ownership Summary

	Current		Fully-Diluted Ownership		
Insiders	**Shares**	**% of Total**	**Options**	**Shares**	**% of Total**
Li, Jianquan	18,024,134	74.0%	-	18,024,134	74.0%
Fang, Xiuyuan	241,631	1.0%	-	241,631	1.0%
Huo, Nianfu	87,262	0.3%	-	87,262	0.3%
Total Insiders	**18,353,027**	**75.3%**	-	**18,353,027**	**75.3%**
Institutional Investors					
Penn Davis McFarland Inc.	460,617	1.9%	-	460,617	1.9%
Wellington Management Company LLP	456,452	1.9%	-	456,452	1.9%
First Wilshire Securities Management, Inc.	428,093	1.8%	-	428,093	1.8%
Deutsche Asset Management Group	110,652	0.5%	-	110,652	0.5%
Invesco Ltd. (NYSE:IVZ)	34,087	0.1%	-	34,087	0.1%
Others	69,185	0.2%	-	69,185	0.2%
Total Institutional Investors	**1,559,086**	**6.4%**	-	**1,559,086**	**6.4%**
Short Interest Shares					
Total Short Interest Shares	**-33,100**	**-0.1%**	-	**-33,100**	**-0.1%**
Retail Investors (1)					
Total Retail Investors	**4,492,859**	**18.4%**	-	**4,492,859**	**18.4%**
Total Shares Outstanding	**24,371,872**	**100.0%**	-	**24,371,872**	**100.0%**

Ownership Overview


Retail Investors, 18.3%
Institutional Investors, 6.4%
Insiders, 75.3%

Source: Factset and Capital IQ as of July 19, 2012
(1) Implied Retail Investors ownership and includes holders of less than 5% that may not file ownership

William Blair

Confidential

Research Coverage Overview

Only one research analyst covers LOTUS

Broker (Analyst)	FY 2012 Estimate Revenue (in millions)	EBITDA	EPS	Last Updated
Company Official Guidance (1)	$172.4 - $187.4	NA	NA	May 10, 2012
Roth Capital Partners	$188.2	NA	$0.56	Jan 3, 2012
LOTUS Management (2)	$180.3	$20.1	$0.44	May 24, 2012

Source: Bloomberg as of July 19, 2012
(1) Company press release as of May 10, 2012
(2) LOTUS projections

Confidential

LOTUS Financial Overview and Projections

($ in millions)

	2009A	2010A	2011A	LTM[1]	2012E	2013E	2014E	2015E	2016E
Revenue	**$ 98.4**	**$ 115.0**	**$ 149.9**	**$ 165.6**	**$ 180.3**	**$ 212.8**	**$ 251.7**	**$ 293.8**	**$ 340.5**
Cost of Revenue	70.4	80.5	109.0	122.6	134.6	157.9	185.7	215.9	246.8
Gross Profit	**28.0**	**34.5**	**40.9**	**43.0**	**45.7**	**54.9**	**66.0**	**77.9**	**93.7**
Operating Expenses	16.5	20.1	27.8	30.0	33.9	42.8	53.1	62.0	75.2
EBIT	**11.5**	**14.4**	**13.1**	**13.0**	**11.8**	**12.1**	**12.9**	**15.9**	**18.5**
(+) Privatization Fee	-	-	-	-	1.5	2.0	-	-	-
(+) Listing Fee	-	-	-	-	0.9	-	-	-	-
Adj. EBIT	**11.5**	**14.4**	**13.1**	**13.0**	**14.2**	**14.1**	**12.9**	**15.9**	**18.5**
Depreciation and Amortization	4.7	5.1	5.5	5.9	5.9	6.3	6.7	7.2	7.7
Adj. EBITDA	**16.2**	**19.5**	**18.6**	**18.9**	**20.1**	**20.4**	**19.6**	**23.1**	**26.2**
Net Income	**9.1**	**13.1**	**11.5**	**10.4**	**9.0**	**9.9**	**10.6**	**12.1**	**14.1**
(+) Adjustments After Tax Impact	-	-	-	-	1.8	1.5	-	-	-
Adj. Net Income	**9.1**	**13.1**	**11.5**	**10.4**	**10.8**	**11.4**	**10.6**	**12.1**	**14.1**
EBIT					**$ 11.8**	**$ 12.1**	**$ 12.9**	**$ 15.9**	**$ 18.5**
EBIT After Tax					8.9	9.1	9.7	11.9	13.9
(+) Depreciation and Amortization					5.9	6.3	6.7	7.2	7.7
(-) Capital Expenditure					14.4	11.8	6.8	6.8	6.8
(-) Incr. (Decr.) in Net Working Capital					7.6	8.6	10.3	12.0	13.7
Free Cash Flow (FCF)					**(7.2)**	**(5.0)**	**(0.7)**	**0.3**	**1.1**
Growth Analysis									
Revenue	-	*16.9%*	*30.3%*	-	*20.3%*	*18.0%*	*18.3%*	*16.7%*	*15.9%*
Gross Profit	-	*23.2%*	*18.6%*	-	*11.7%*	*20.1%*	*20.2%*	*18.0%*	*20.3%*
Adj. EBIT	-	*25.2%*	*(9.0%)*	-	*8.4%*	*(0.7%)*	*(8.5%)*	*23.3%*	*16.4%*
Adj. EBITDA	-	*20.4%*	*(4.6%)*	-	*8.1%*	*1.5%*	*(3.9%)*	*17.9%*	*13.4%*
Adj. Net Income	-	*44.0%*	*(12.2%)*	-	*(6.1%)*	*5.6%*	*(7.0%)*	*14.2%*	*16.5%*
Margin Analysis									
Gross Profit	*28.5%*	*30.0%*	*27.3%*	*26.0%*	*25.3%*	*25.8%*	*26.2%*	*26.5%*	*27.5%*
Adj. EBIT	*11.7%*	*12.5%*	*8.7%*	*7.9%*	*7.9%*	*6.6%*	*5.1%*	*5.4%*	*5.4%*
Adj. EBITDA	*16.5%*	*17.0%*	*12.4%*	*11.4%*	*11.1%*	*9.6%*	*7.8%*	*7.9%*	*7.7%*
Adj. Net Income	*9.2%*	*11.4%*	*7.7%*	*6.3%*	*6.0%*	*5.4%*	*4.2%*	*4.1%*	*4.1%*

Source: Company filings and LOTUS projections
(1) LOTUS LTM results as of March 31, 2012

William Blair

LOTUS Balance Sheet

Confidential

($ in thousands)

As of March 31, 2012

Assets		**Liabilities**	
Current Assets		**Current Liabilities**	
Cash and cash equivalents	$18,581	Short-term bank loans	$6,355
Restricted bank deposits	108	Accounts payable	8,298
Restricted broker margin account	797	Accrued payroll and employee benefits	3,083
Held- to- maturity investments	3,561	Customer deposits	911
Accounts and notes receivable	23,342	Accrued and other liabilities	5,363
Amounts due from affiliated companies	152	Amounts due to affiliated companies	53
Inventories	26,184	Income taxes payable	2,086
Prepaid expenses and other receivables	9,191	**Total Current Liabilities**	**26,150**
Income taxes recoverable	236		
Deferred tax assets	322	Deferred tax liabilities	1
Total Current Assets	**82,473**	**Total Liabilities**	**26,151**
		Shareholder' Equity	
		Common stock	24
Property, plant and equipment, net	70,493	Additional paid-in capital	43,235
Investment in equity investees	2,503	Retained earnings	63,373
Intangible assets, net	158	Statutory reserves	5,867
Prepaid expenses and other receivables	2,437	Accumulated other comprehensive income	19,390
Deferred tax assets	612	Non-controlling interests	637
Total Non-Current Assets	**76,204**	**Total Shareholders' Equity**	**132,526**
Total Assets	**$ 158,677**	**Total Liabilities and Shareholders' Equity**	**$ 158,677**

Source: Company filings

Valuation Analysis

William Blair

Confidential

Summary of Transaction

William Blair

Confidential

Transaction Valuation Summary

LOTUS Transaction Value

($ and amount in millions except per share amounts)	
Proposed Per Share Offer Price	**$ 4.50** [1]
Basic Share Count	24.4 [2]
Diluted Shares	-
Fully Diluted Share Count	24.4
Equity Value	**$ 109.8**
Reported Values at March 31, 2012	
(+) Minority Interest	0.6
(+) Debt	6.4
(-) Cash	18.6
Enterprise Value	**$ 98.2**

LOTUS Summary of Valuation

($ in millions except per share amounts)	
One-Day Prior Share Price [5]	$ 3.40
Current Share Price [6]	$ 4.05
Proposed Per Share Offer Price	$ 4.50
Premium to One-Day Prior	*32.3%*
Premium to Current Share Price	*11.1%*
Enterprise Value	
Enterprise Value / LTM Revenue [3]	*0.59x*
Enterprise Value / 2012E Revenue [4]	*0.54x*
Enterprise Value / 2013E Revenue [4]	*0.46x*
Enterprise Value / LTM EBITDA [3]	*5.2x*
Enterprise Value / 2012E EBITDA [4]	*5.5x*
Enterprise Value / 2013E EBITDA [4]	*5.3x*
Proposed Per Share Offer Price	$ 4.50
LTM P/E [3]	*10.6x*
2012E P/E [4]	*12.2x*
2013E P/E [4]	*11.1x*

Source: Bloomberg as of July 19, 2012
(1) Merger consideration per share
(2) Calculated by using treasury method, currently no 'in the money' options
(3) LOTUS LTM results as of March 31, 2012
(4) Based on LOTUS projections
(5) Announcement date as of April 2, 2012
(6) As of July 19, 2012

William Blair

Confidential

Selected Public Companies Analysis

William Blair

Confidential

Selected Public Companies – Methodology

- William Blair selected three groups of publicly-traded companies it deemed relevant to LOTUS
- The following companies were selected

U.S. Listed Other Companies	U.S. Listed Reverse Takeover Chinese Healthcare Companies	U.S. Listed Reverse Takeover Other Chinese Companies
• Buckeye Technologies Inc. • Derma Sciences Inc. • Medical Action Industries Inc.	• China Biologic Products, Inc. • China Cord Blood Corporation • Skystar Bio Pharmaceutical Company	• China Ceramics Co., Ltd. • Deer Consumer Products, Inc. • Feihe International, Inc. • SORL Auto Parts, Inc.

- For these groups, William Blair calculated the following multiples:
  - Total Enterprise Value / LTM Revenue
  - Total Enterprise Value / LTM EBITDA
  - Total Equity Value / LTM Net Income
  - Total Enterprise Value / 2012E Revenue
  - Total Enterprise Value / 2012E EBITDA
  - Total Equity Value / 2012E Net Income
  - Total Enterprise Value / 2013E Revenue
  - Total Enterprise Value / 2013E EBITDA
  - Total Equity Value / 2013E Net Income

Note: No selected public company is identical or directly comparable to the Company

Confidential

Indexed Stock Price Performance

Last Twelve Months



Indexed Price
LOTUS (-16.8%)
S&P 500 Index (+3.8%)
U.S. Listed Other Companies (-19.3%)
U.S. Listed Reverse Takeover Chinese Healthcare Companies (-20.2%)
U.S. Listed Reverse Takeover Other Chinese Companies (-42.3%)
160
120
80
40
0
Jul/11
Oct/11
Jan/12
Apr/12
Jul/12

Last Three Years



Indexed Price
LOTUS (+50.0%)
S&P 500 Index (+44.7%)
U.S. Listed Other Companies (+205.2%)
U.S. Listed Reverse Takeover Chinese Healthcare Companies (+16.0%)
U.S. Listed Reverse Takeover Other Chinese Companies (-52.4%)
480
360
240
120
0
Jul/09
Apr/10
Jan/11
Oct/11

U.S. Listed Other Companies *include: Buckeye Technologies Inc., Derma Sciences Inc., Medical Action Industries Inc.*
U.S. Listed Reverse Takeover Chinese Healthcare Companies *include: China Biologic Products, Inc., China Cord Blood Corporation, Skystar Bio Pharmaceutical Company*
U.S. Listed Reverse Takeover Other Chinese Companies *include: China Ceramics Co., Ltd., Deer Consumer Products, Inc., Feihe International, Inc., SORL Auto Parts, Inc.*

Source: Bloomberg and Capital IQ as of July 19, 2012

Confidential

Selected Public Companies – Operating Statistics

($ in millions)

Market Capitalization

Overall Median: $106.7

LTM Revenue

Overall Median: $225.7

LTM EBITDA

Overall Median: $24.5



$1,212.1
$127.5
$54.4
BKI
DSCI
MDCI
$271.4
$183.6
$16.4
CBPO
CO
SKBI
$135.8
$86.0
$53.7
$44.2
ADY
DEER
CCCL
SORL
$109.8
LOTUS
$940.1
$437.3
$63.5
BKI
MDCI
DSCI
$165.8
$60.4
$53.6
CBPO
CO
SKBI
$288.2
$243.0
$241.9
$209.4
ADY
CCCL
DEER
SORL
$165.6
LOTUS
$226.0
$15.6
($3.6)
BKI
MDCI
DSCI
$68.8
$21.4
$17.8
CBPO
CO
SKBI
$76.4
$55.6
$27.6
$21.3
CCCL
DEER
SORL
ADY
$18.9
LOTUS

U.S. Listed Other Companies
LOTUS
U.S. Listed Reverse Takeover Chinese Healthcare Companies
U.S. Listed Reverse Takeover Other Chinese Companies

Source: Bloomberg and Capital IQ as of July 19, 2012

William Blair

Confidential

Selected Public Companies – Valuation Multiples



LTM EV / Revenue
Overall Median: 0.58x
1.68x DSCI
1.32x BKI
0.32x MDCI
1.46x CBPO
1.16x CO
0.27x SKBI
0.84x ADY
0.33x SORL
0.29x DEER
0.27x CCCL
0.59x LOTUS
LTM EV / EBITDA
Overall Median: 3.3x
8.9x MDCI
5.5x BKI
NM DSCI
3.5x CBPO
3.3x CO
0.8x SKBI
11.3x ADY
2.5x SORL
1.3x DEER
0.8x CCCL
5.2x LOTUS
LTM P/E
Overall Median: 4.7x
10.1x BKI
NM MDCI
NM DSCI
8.8x CO
6.3x CBPO
1.2x SKBI
17.4x ADY
3.1x SORL
2.1x DEER
1.1x CCCL
10.6x LOTUS

Source: Bloomberg and Capital IQ as of July 19, 2012

U.S. Listed Other Companies
LOTUS
U.S. Listed Reverse Takeover Chinese Healthcare Companies
U.S. Listed Reverse Takeover Other Chinese Companies

Confidential

Selected Public Companies – Valuation Multiples

2012E EV / Revenue

Overall Median: 0.95x


1.48x
1.40x
0.31x
DSCI
BKI
MDCI
1.01x
NA
NA
CO
CBPO
SKBI
0.95x
0.33x
0.25x
NA
ADY
SORL
CCCL
DEER
0.54x
LOTUS

2012E EV / EBITDA

Overall Median: 2.7x


5.4x
NM
NA
BKI
DSCI
MDCI
2.5x
NA
NA
CO
CBPO
SKBI
2.7x
NA
NA
NA
SORL
DEER
CCCL
ADY
5.5x
LOTUS

2012E P/E

Overall Median: 4.4x


10.7x
NM
NM
BKI
DSCI
MDCI
13.9x
NA
NA
CO
CBPO
SKBI
5.5x
3.2x
2.0x
1.2x
ADY
SORL
DEER
CCCL
12.2x
LOTUS

Source: Bloomberg and Capital IQ as of July 19, 2012

U.S. Listed Other Companies
LOTUS
U.S. Listed Reverse Takeover Chinese Healthcare Companies
U.S. Listed Reverse Takeover Other Chinese Companies

William Blair

Confidential

Selected Public Companies – Valuation Multiples

2013E EV / Revenue

Overall Median: 0.78x



1.28x
1.22x
0.29x
DSCI
BKI
MDCI
0.97x
NA
NA
CO
CBPO
SKBI
0.78x
0.30x
0.20x
0.00x
ADY
SORL
CCCL
DEER
0.46x
LOTUS

2013E EV / EBITDA

Overall Median: 3.2x



5.0x
NM
NA
BKI
DSCI
MDCI
2.4x
NA
NA
CO
CBPO
SKBI
3.2x
0.0x
NA
NA
SORL
CCCL
DEER
ADY
5.3x
LOTUS

2013E P/E

Overall Median: 7.5x



9.8x
9.0x
NM
MDCI
BKI
DSCI
15.7x
NA
NA
CO
CBPO
SKBI
6.0x
2.7x
1.0x
NA
ADY
SORL
CCCL
DEER
11.1x
LOTUS

Source: Bloomberg and Capital IQ as of July 19, 2012

U.S. Listed Other Companies
LOTUS
U.S. Listed Reverse Takeover Chinese Healthcare Companies
U.S. Listed Reverse Takeover Other Chinese Companies

William Blair

Confidential

Summary – Selected Public Companies

	LOTUS [1]	Selected Public Company Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.59x	0.58x	0.79x	0.27x	1.68x
2012E	0.54x	0.95x	0.82x	0.25x	1.48x
2013E	0.46x	0.78x	0.72x	0.20x	1.28x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	5.2x	3.3x	4.2x	0.8x	11.3x
2012E	5.5x	2.7x	3.5x	2.5x	5.4x
2013E	5.3x	3.2x	3.6x	2.4x	5.0x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	10.6x	4.7x	6.2x	1.1x	17.4x
2012E	12.2x	4.4x	6.1x	1.2x	13.9x
2013E	11.1x	7.5x	7.4x	1.0x	15.7x

(1) LOTUS LTM results as of March 31, 2012

William Blair

Confidential

Selected Transaction Analysis

William Blair

Confidential

Summary – Selected Transactions

- William Blair reviewed selected publicly available transactions since January 1, 2005 to identify certain transactions that involved the acquisition of companies William Blair deemed relevant
- For this group, William Blair calculated the following multiples:
  - Enterprise Value / LTM Revenue
  - Enterprise Value / LTM EBITDA
  - Equity Value / LTM Net Income

($ in millions)

Announced Date	Target	Buyer	Enterprise Value	EV / LTM (1) Revenue	EV / LTM (1) EBITDA	P/E
Jun 12, 2012	SRI Surgical Express Inc.	Synergy Health plc	35.9	0.33x	4.8x	NM
Mar 8, 2011	Tharreau Industries SA	Fibertex A/S	59.2	0.82x	4.5x	10.1x
Jan 12, 2009	ADS Inc.	Fonds de solidarité FTQ	19.2	0.39x	4.6x	18.4x
Jan 26, 2006	Western Medical, Inc.	Derma Sciences Inc.	5.0	0.75x	5.5x	7.4x
Aug 1, 2005	Crosstex International, Inc.	Cantel Medical Corp.	78.0	1.65x	9.7x	18.6x
Jun 28, 2005	Shiloh plc	Synergy Healthcare plc	21.4	0.25x	NM	NM
	Median			**0.57x**	**4.8x**	**14.2x**
	Mean			**0.70x**	**5.8x**	**13.6x**
	LOTUS @ $4.50 (2)		**98.2**	**0.59x**	**5.2x**	**10.6x**

Source: Capital IQ and company filing as of July 19, 2012
Note: No selected precedent transaction is identical or directly comparable to the proposed transaction
(1) LOTUS LTM results as of March 31, 2012
(2) Merger consideration per share

William Blair

Confidential

Selected Transaction Summary

	LOTUS [1]	Selected Transaction Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.59x	0.57x	0.70x	0.25x	1.65x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	5.2x	4.8x	5.8x	4.5x	9.7x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	10.6x	14.2x	13.6x	7.4x	18.6x

(1) LOTUS LTM results as of March 31, 2012

William Blair

Confidential

Discounted Cash Flow Analysis

William Blair

Confidential

Discounted Cash Flow Analysis

Parameters

- Performed a discounted cash flow analysis of LOTUS standalone projected results to calculate the present value of LOTUS based on its future earnings stream and corresponding cash flows
- Utilized LOTUS management's projections for FY 2012E through FY 2016E
- Estimated the value of LOTUS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 4.0x to 6.0x
- A 19% to 25% discount rate range was selected based upon a weighted average cost of capital analysis of selected public companies and was used to calculate a present value of FY 2012E – FY 2016E cash flows and the terminal value as of March 31, 2012
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at March 31, 2012
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Discount	*2016 EBITDA Multiple*		
Rate	*4.0x*	*5.0x*	*6.0x*
19.0%	$ 52.4	$ 64.3	$ 76.3
20.5%	49.9	61.1	72.4
22.0%	47.5	58.2	68.8
23.5%	45.3	55.4	65.5
25.0%	43.2	52.8	62.3

Equity Value Per Share

Discount	*2016 EBITDA Multiple*		
Rate	*4.0x*	*5.0x*	*6.0x*
19.0%	$ 2.15	$ 2.64	$ 3.13
20.5%	2.05	2.51	2.97
22.0%	1.95	2.39	2.82
23.5%	1.86	2.27	2.69
25.0%	1.77	2.16	2.56

Confidential

Leveraged Acquisition Analysis

William Blair

Confidential

Leveraged Acquisition Analysis

Parameters

- Performed a leveraged buyout analysis of LOTUS projected results to calculate the present value of LOTUS based on its ability to service a given level of debt using its future earnings stream and corresponding cash flows
- Utilized LOTUS management's projections for FY 2012E through FY 2016E
- Estimated the value of LOTUS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 4.0x to 6.0x
- Developed a valuation range based on the targeted IRR ranging from 20% to 30%
- Assumed LOTUS acquired using 1.5x FY 2011 EBITDA in senior debt and 1.0x FY 2011 EBITDA in subordinated debt
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Sponsor IRR	*2016 EBITDA Multiple 4.0x*	*5.0x*	*6.0x*
20.0%	$ 69.5	$ 80.8	$ 92.1
22.5%	68.4	78.6	88.9
25.0%	67.3	76.7	86.1
27.5%	66.4	75.0	83.6
30.0%	65.6	73.4	81.3

Equity Value Per Share

Sponsor IRR	*2016 EBITDA Multiple 4.0x*	*5.0x*	*6.0x*
20.0%	$ 2.85	$ 3.32	$ 3.78
22.5%	2.81	3.23	3.65
25.0%	2.76	3.15	3.53
27.5%	2.72	3.08	3.43
30.0%	2.69	3.01	3.34

William Blair

Confidential

Premium Paid Analysis

William Blair

Confidential

Premium Paid Analysis

- William Blair analyzed 402 transactions with public targets with 100% of target equity acquired with all cash and $50 million – $150 million in deal value since January 1, 2006
- William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month and 90 days and 180 days prior to the announcement of the transaction
- William Blair then compared the range of premiums calculated from that universe to the premiums implied by the LOTUS proposal

Metric	LOTUS Price (1)	Implied Premium at $4.50/share (2)	Premiums Paid Data Percentile								
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$3.40	32.3%	4.0%	10.3%	17.6%	25.0%	30.7%	36.6%	44.7%	59.0%	96.5%
One Week Prior	$3.15	42.9%	5.6%	12.9%	22.0%	28.8%	34.2%	40.4%	48.9%	68.0%	100.0%
One Month Prior	$3.70	21.6%	6.3%	17.8%	25.9%	32.6%	38.0%	44.2%	54.3%	72.9%	107.8%
90 Days Prior	$2.61	72.4%	2.6%	16.0%	26.8%	35.7%	43.6%	53.3%	64.3%	80.0%	134.7%
180 Days Prior	$3.10	45.2%	(10.0%)	14.4%	20.9%	27.5%	35.3%	50.1%	61.7%	83.3%	121.4%

(1) Announcement date as of April 2, 2012
(2) Merger consideration per share
[ ] Indicates LOTUS implied premium at $4.50 per share

William Blair

Confidential

Supporting Financial Schedules

William Blair

Confidential

Calculation of Weighted Average Cost of Capital

($ in millions)

Unlevered Beta Calculation

Company	Levered Beta	Debt	Mkt Value of Equity	Debt/Mkt Equity	Debt/Total Capital	Unlevered Beta
Buckeye Technologies Inc.	1.494	$ 70.1	$1,212.2	5.8%	10.3%	1.43
China Biologic Products, Inc.	1.212	7.0	281.3	2.5%	3.4%	1.19
China Ceramics Co., Ltd.	0.954	22.7	53.7	42.4%	10.3%	0.72
China Cord Blood Corporation	0.680	7.1	183.6	3.8%	3.5%	0.66
Deer Consumer Products, Inc.	0.728	-	86.0	0.0%	0.0%	0.73
Derma Sciences Inc.	0.827	-	127.5	0.0%	0.0%	0.83
Feihe International, Inc.	1.522	117.2	135.8	86.3%	38.8%	0.92
Medical Action Industries Inc.	1.485	89.5	62.0	144.4%	37.5%	0.71
Skystar Bio Pharmaceutical Company	0.389	7.5	16.4	45.5%	7.6%	0.29
SORL Auto Parts, Inc.	0.955	23.9	44.2	54.1%	11.9%	0.68
Median	**0.95**	**$ 15.1**	**$ 106.7**	**24.1%**	**8.9%**	**0.73**
Mean	**1.02**	**34.5**	**220.3**	**38.5%**	**12.3%**	**0.82**
High	**1.52**	**117.2**	**1,212.2**	**144.4%**	**38.8%**	**1.43**
Low	**0.39**	**-**	**16.4**	**0.0%**	**0.0%**	**0.29**

Cost of Equity Capital Calculation (a)

Debt/ Capital	Debt/ Equity	Unleveraged Beta	Levering Factor	Levered Beta	Cost of Equity
4.6%	4.8%	0.73	1.04	0.75	25.5%
9.6%	10.6%	0.73	1.08	0.78	25.7%
14.6%	17.1%	0.73	1.13	0.82	26.0%
19.6%	24.4%	0.73	1.18	0.86	26.2%
24.6%	32.6%	0.73	1.24	0.90	26.5%
29.6%	42.0%	0.73	1.32	0.95	26.9%
34.6%	52.9%	0.73	1.40	1.01	27.2%
39.6%	65.6%	0.73	1.49	1.08	27.7%

Weighted Average Cost of Capital Calculation (b)

Pre-tax Cost of Debt	6.31%	6.81%	7.31%	7.81%	8.31%	8.81%
After-tax Cost of Debt	4.73%	5.11%	5.48%	5.86%	6.23%	6.61%
4.6%	24.56%	24.57%	24.59%	24.61%	24.62%	24.64%
9.6%	23.71%	23.74%	23.78%	23.81%	23.85%	23.89%
14.6%	22.86%	22.91%	22.97%	23.02%	23.07%	23.13%
19.6%	22.01%	22.08%	22.15%	22.23%	22.30%	22.37%
24.6%	21.16%	21.25%	21.34%	21.43%	21.52%	21.62%
29.6%	20.31%	20.42%	20.53%	20.64%	20.75%	20.86%
34.6%	19.46%	19.59%	19.71%	19.84%	19.97%	20.10%
39.6%	18.61%	18.75%	18.90%	19.05%	19.20%	19.35%

(a) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Size Premium.+ Country Risk Premium
(b) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)
(c) Risk-free rate is the 20 year U.S. Treasury yield per Ibbotson as of 2012.
(d) As reported by Ibbotson as of 2012. The Market Risk Premium represents the long horizon expected equity risk premium.
(e) As reported by Ibbotson as of 2012. The Size Premium is the appropriate size premium based on equity market capitalization.
(f) As reported by Bloomberg as of July 19,2012.

Assumptions

Tax Rate	25.00%
Risk-free rate (c)	2.48%
Market Risk Premium (d)	6.62%
Size Premium (e)	6.10%
Country Risk Premium (f)	11.95%